SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2002

Guaranty Federal Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	43-1792717 (I.R.S. employer identification number)

Commission file number: 0-23325

1341 West Battlefield
Springfield, Missouri 65807
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (417) 520-4333

Not applicable
(Former name or former address, if changed since last report)

INCLUDED INFORMATION

Item 5. Other Events

Guaranty Federal Bancshares, Inc. has issued announcements concerning the following matters: (i) its prior stock repurchase plan (through which up to approximately 56,000 shares may be repurchased) has been reinstated, (ii) its president and CEO, Mr. Don Gibson, has been appointed to the board of directors, (iii) its dispute with two large stockholders has been resolved with the repurchase by the company of over 1 million shares for approximately $15.7 million.

A copy of related press releases issued by the company are attached as exhibits 99.1 and 99.2 hereto and are incorporated herein by reference in their entirety.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
Exhibit 99.1 Exhibit 99.2	Press release, dated March 26, 2002 Press release, dated April 2, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guaranty Federal Bancshares, Inc.
By:	/s/ Don M. Gibson______________ Don M. Gibson President and Chief Executive Officer (principal executive officer)

Date: April 3, 2002